Exhibit 5.1

                            Locke Liddell & Sapp LLP
                             Attorneys & Counselors
2200 Ross Avenue                                                 (214) 740-8000
Suite 2200                                                  Fax: (214) 740-8800
Dallas, Texas  75201-6776                                  www.lockeliddell.com

                      Austin o Dallas o Houston o New Orleans


                                                   Direct Number: (214) 740-8623
                                            email: dglendenning@lockeliddell.com



                                  July 6, 2005




Kronos International, Inc.
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240


     Re:  Kronos  International,   Inc.  Registration   Statement  on  Form  S-4
          (Registration No. 333-123680)


Ladies and Gentlemen:

     We have acted as special counsel to Kronos International, Inc., a Delaware corporation (the "Company"), in connection with the public offering of euro 90,000,000 aggregate principal amount of the Company's 8?% Senior Secured Notes due 2009 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for like principal amounts of the issued and outstanding 8?% Senior Secured Notes due 2009 of the Company issued on November 26, 2004 (the "Original Notes") under an Indenture, dated as of June 28, 2002 (the "Indenture"), by and among the Company and The Bank of New York, as Trustee (the "Trustee"), as contemplated by the Registration Rights Agreement, dated as of November 26, 2004 (the "Registration Rights Agreement"), between the Company and Deutsche Bank AG London.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").


     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (Registration No. 333-123680) as filed with the Securities and Exchange Commission (the "Commission") under the Act on the date hereof (the "Registration Statement"); (ii) an executed copy of the Registration Rights Agreement; (iii) an executed copy of the Indenture; (iv) the Certificate of Incorporation of the Company; (v) the Bylaws, as amended, of the Company, as currently in effect; (vi) certain resolutions of the Board of Directors of the Company relating to the Registration Rights Agreement, the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indenture and related matters; (vii) the Form T-1 of the Trustee; (viii) the form of the Exchange Notes and (ix) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and such other statements, documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of the Company and others.



     We are admitted to the bar in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Delaware, the Business Corporation Law of the State of New York, the statutory provisions of Delaware and New York law, applicable provisions of the Delaware and New York Constitutions and reported judicial decisions interpreting those laws, and we express no opinion as to the effect of any other laws on the opinions stated herein.



     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:


     When (i) the Registration Statement, including any amendments thereto, becomes effective under the Act, and (ii) the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to or limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity)


     In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Exchange Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or any of its properties is subject, except for those agreements and instruments governed by the laws of the United States or any state thereof that have been identified to us by the Company as being material to it and that have been filed as exhibits to the Registration Statement.


     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus that is filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are "experts" within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                               Very truly yours,

                                               LOCKE LIDDELL & SAPP LLP



                                               By:/s/ Don M. Glendenning
                                                  -----------------------------
                                                  Don M. Glendenning